Exhibit 10.4

      DESCRIPTION OF DINARA AKZHIGITOVA VERBAL AGREEMENT WITH MIRAX CORP.

DINARA AKZHIGITOVA, the sole officer and director of MIRAX CORP. (the "Company") has verbally agreed to loan the Company funds necessary to complete the registration process on Form S-1. The loan is unsecured and does not bear interest nor have a maturity date or a repayment provision or other terms and conditions.


/s/ Dinara Akzhigitova
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Dinara Akzhigitova